Exhibit 10.9

                            INDEMNIFICATION AGREEMENT

            THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into this 17th day of August, 2005, between Robocom Systems International, Inc., a New York corporation (the "Company"), and Irwin Balaban ("Balaban"), Lawrence Klein ("Klein") and Herbert Goldman ("Goldman", Balaban, Klein and Goldman, are referred to herein, collectively, as the "Indemnitees", and each individually, as an "Indemnitee").

            WHEREAS, Indemnitees are principal shareholders of the Company;

            WHEREAS, each Indemnitee executed,  with respect to Section 7.01 and
      Article X only, that certain Asset Purchase Agreement by and between the Company and Avantce RSI, LLC, a Delaware limited liability company ("Avantce"), dated as of August 17, 2005 (the "Purchase Agreement"), pursuant to which the Indemnitees have agreed, subject to the terms and conditions of Article X of the Purchase Agreement, to jointly and severally, indemnify, defend and hold Avantce and its officers, directors, affiliates and employees (collectively the "Avantce Indemnitees" and individually, an "Avantce Indemnitee") harmless against any and all damages, losses, liabilities or costs arising from (a) any material misrepresentation by the Company contained in or made pursuant to the Purchase Agreement or in any certificate, instrument or agreement delivered to Avantce pursuant to or in connection with the Purchase
      Agreement; or (b) any material breach of warranty or any default in the performance of any covenant or obligation of the Company under or in connection with the Purchase Agreement;

            WHEREAS, in view of the considerations set forth above, the Company desires to indemnify, defend and hold harmless each and all of the Indemnitees from and against all damages, losses, liabilities and costs that any Indemnitee may incur as a result of an indemnification claim by an Avantce Indemnitee pursuant to Article X under the Purchase Agreement on the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereto agree as follows:

1. Indemnity of the Indemnitees. The Company hereby agrees to indemnify, defend and hold harmless each of the Indemnitees to the fullest extent permitted under Article X of the Purchase Agreement from and against all damages, losses, liabilities and costs that any Indemnitee may incur as a result of an indemnification claim by an Avantce Indemnitee pursuant to
      Article X under the Purchase Agreement (the "Damages").

2. Period of Indemnity. The indemnification obligations of the Company contained herein shall continue for so long as any Indemnitee may be or become subject to any indemnification claim by an Avantce Indemnitee (or any threatened or filed action, suit or proceeding with respect thereto) pursuant to Article X of the Purchase Agreement.

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3.    Indemnification Procedure.

                  (a) An Indemnitee shall give the Company notice in writing in accordance with Section 8 of this Agreement as soon as practicable of any Damages for which such Indemnitee seeks indemnification under this Agreement.

                  (b) The payment for Damages to be made hereunder shall be paid by the Company to any Indemnitee, as applicable, as soon as practicable but in any event no later than ten (10) business days after written demand by such Indemnitee therefor to the Company.

4. Agreement to Advance Expenses; Conditions. The Company shall pay to the Indemnitees all fees, costs and expenses (the "Expenses") incurred in connection with any pending, threatened or completed claim, action, suit, arbitration or any other proceeding initiated by an Avantce Indemnitee (a "Proceeding"), including a Proceeding by or in the right of the Company, in advance (unless prohibited by applicable laws) of the final disposition of such Proceeding. The Indemnitees hereby undertake to repay the amount of Expenses paid to the Indemnitees if it is finally determined by a court of competent jurisdiction that the Indemnitees are not entitled under this Agreement to, or are prohibited by applicable law from, indemnification with respect to such Expenses. This undertaking is an unlimited general obligation of the Indemnitees.

5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. Binding Effect; Successors and Assigns.This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including spouses, heirs, and personal and legal representatives.

7. Consent to Jurisdiction; Attorneys' Fees; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally submits to the jurisdiction of the United States District Court of the Southern District of New York and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that he or it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts, that the action, suit or proceeding is brought in an inconvenient forum, or that the venue of the action, suit or proceeding is improper.
      Notwithstanding the foregoing, the parties agree that any litigation hereunder shall be instituted in federal court if such court has jurisdiction in such matter and a party may bring a cross-complaint or other inter-pleading against another party to this Agreement arising from and in connection with a complaint filed by an unrelated third party in a jurisdiction other than New York County. In addition to such other means as are permitted by law, each of the parties hereto agrees that service of process on it may be effected in the same manner as the giving of notice provided for in Section 8 hereof. In the event that any party commences any action or proceeding to enforce or interpret the terms of this Agreement or because of an alleged or actual dispute, breach, default or misrepresentation in connection with this Agreement, the prevailing party in any such action or proceeding shall be entitled to recover from the other party all costs and expenses of such action or proceeding,


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

      including, but not limited to, reasonable attorneys' fees, accounting fees and any other reasonably professional fees and costs resulting therefrom, which fees and costs shall be in addition to any other relief awarded by the court and regardless of whether any such action or proceeding is prosecuted to final judgment. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

8. Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five calendar days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to an Indemnitee, at such Indemnitee's address as set forth beneath such Indemnitee's signature to this Agreement and if to the Company at the address of its principal corporate offices (attention: Chief Executive Officer) or at such other address as such party may designate by ten (10) calendar days' advance written notice to the other party hereto.

9. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

10. Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.


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

11. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee who shall execute all documents reasonably required and shall do all acts that may be reasonably necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

12. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

13. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

      [remainder of page intentionally left blank; signature page follows]


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

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                        COMPANY:

                                        ROBOCOM SYSTEMS INTERNATIONAL, INC.,
                                        a New York corporation


                                        By: /s/ Irwin Balaban
                                            ------------------------------------
                                            Name: Irwin Balaban
                                            Title: Chief Executive Officer

                                        INDEMNITEES:


                                        /s/ Irwin Balaban
                                        ----------------------------------------
                                        Name: Irwin Balaban

                                        Address: 17 Fairbanks Boulevard
                                                 Woodbury, New York 11797
                                                 Facsimile: 516-367-9588


                                        /s/ Lawrence Klein
                                        ----------------------------------------
                                        Name: Lawrence Klein

                                        Address: P.O. Box 232
                                                 67 Fairview Road
                                                 Monterey, Massachusetts 01245


                                        /s/ Herbert Goldman
                                        ----------------------------------------
                                        Name: Herbert Goldman

                                        Address: 68 Beaumont Drive
                                                 Plainview, New York 11803